UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 9, 2009

Verigy Ltd.

(Exact name of registrant as specified in its charter)

Singapore	000-52038	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Verigy Ltd.

No. 1 Yishun Ave. 7

Singapore 768923

(Address of principal executive offices, including Zip Code)

+65 6755-2033

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Purchase Agreement

On July 9, 2009, Verigy Ltd. (“Verigy”) entered into a purchase agreement (the “Purchase Agreement”) by and among Verigy and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (the “Initial Purchasers”) and J.P. Morgan (S.E.A.) Limited and Morgan Stanley Asia (Singapore) Pte. (solely as recipients or beneficiaries of certain representations, warranties, covenants and indemnities set forth in the Purchase Agreement and with respect to Section 6(b) of the Purchase Agreement) (the “Joint Lead Managers”), relating to the issuance and sale by Verigy of $138 million aggregate principal amount (including a $18 million over-allotment option granted to the Initial Purchasers) of its 5.25% Convertible Senior Notes due 2014 (the “Notes”). The Initial Purchasers exercised the over-allotment option in full on July 14, 2009.

The Purchase Agreement includes customary representations, warranties and covenants by Verigy. Under the terms of the Purchase Agreement, Verigy has agreed to indemnify the Initial Purchasers and the Joint Lead Managers against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

On July 15, 2009, Verigy entered into an Indenture (the “Indenture”) by and between Verigy and U.S. Bank National Association, as trustee (the “Trustee”), relating to the issuance by Verigy of the Notes. The Notes bear interest at a rate of 5.25% per annum, accruing from July 15, 2009. Interest is payable semiannually in arrears on January 15 and July 15 of each year, beginning on January 15, 2010. The Notes will mature on July 15, 2014, unless earlier converted, redeemed or repurchased.

The Notes are convertible into Verigy’s ordinary shares, no par value per share (the “Ordinary Shares”), at an initial conversion rate of 76.2631 Ordinary Shares per $1,000 principal amount of Notes. This is equivalent to an initial conversion price of approximately $13.11 per Ordinary Share. Holders may surrender their Notes for conversion at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes.

Verigy may not redeem the Notes prior to July 20, 2012, except that upon the occurrence of certain tax-related events, Verigy may offer to redeem all but not part of the Notes for cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the redemption date, but without reduction for applicable withholding taxes of the relevant jurisdiction (except in respect of certain excluded holders). On or after July 20, 2012, Verigy will have the right, at its option, to redeem the Notes in whole or in part for cash in an amount equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date, if the last reported sale price per Ordinary Share has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period ending within five trading days prior to the date on which Verigy provides notice of redemption.

Verigy will make all payments or deliveries on account of the Notes without withholding or deduction for taxes under a relevant jurisdiction unless Verigy is legally required to do so, in which case, Verigy will pay such additional amounts as may be necessary so that the net amount received by holders of the Notes (other than certain excluded holders) after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction.

If Verigy undergoes a fundamental change, as that term is defined in the Indenture, subject to certain conditions, holders may require Verigy to purchase their Notes in whole or in part for cash at a purchase price equal to 100% of the principal amount of the Notes being purchased, plus accrued and unpaid interest, if any, to but excluding the purchase date. In addition, upon the occurrence of a fundamental change, Verigy will increase the conversion rate for holders who elect to convert their Notes in certain circumstances in connection with such fundamental change by a specified number of Ordinary Shares.

The Notes are Verigy’s general unsecured and unsubordinated obligations, ranking equally in right of payment to all of Verigy’s existing and future unsecured and unsubordinated indebtedness and senior in right of payment to any of Verigy’s future indebtedness that is expressly subordinated to the Notes. Verigy’s obligations under the Notes are effectively subordinated to all of Verigy’s existing and future secured indebtedness to the extent of the collateral securing such obligations and are structurally subordinated in right of payment to all indebtedness and liabilities of Verigy’s subsidiaries, including trade credit.

The following events are considered “Events of Default” under the Indenture, which may result in the acceleration of the maturity of the Notes:

(1)	default by Verigy in any payment of interest (including additional interest, if any) on any of the Notes when due and payable, and such default continues for 30 days;

(2)	default by Verigy in the payment of principal of any of the Notes when due and payable at their stated maturity, upon redemption, required repurchase or otherwise;

(3)	failure by Verigy to comply with Verigy’s obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for a period of five business days;

(4)	failure by Verigy to provide a fundamental change notice required pursuant to Section 8.01(b) of the Indenture when due;

(5)	failure by Verigy to comply with its obligations under Article 10 of the Indenture;

(6)	failure by Verigy to comply with any other covenant or agreement of Verigy in the Notes or in the Indenture (other than those referred to above) that continues for a period of 60 days after Verigy receives written notice of such failure as provided in the Indenture;

(7)	default by Verigy or any significant subsidiary (as defined in Rule 1-02 of Regulation S-X) of Verigy with respect to any indebtedness for borrowed money in excess of $25 million in the aggregate of Verigy and/or any significant subsidiary of Verigy, whether such indebtedness now exists or shall hereafter be created, which default results (i) in such indebtedness in an amount exceeding $25 million being accelerated or (ii) from a failure to pay the principal of any such debt in an amount exceeding $25 million when due and payable at its stated maturity, upon required repurchase or upon acceleration (beyond any applicable grace period relating to such debt), without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to Verigy by the Trustee or to Verigy and the Trustee by the holders of not less than 25% in aggregate principal amount of Notes then outstanding (provided, however, that if any such acceleration or failure referred to in (i) or (ii) above shall cease or be cured, waived, rescinded or annulled, then the event of default by reason thereof shall be deemed not to have occurred); or

(8)	certain events of bankruptcy, insolvency or reorganization relating to Verigy or any of its significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X.

If an event of default occurs and is continuing and subject to the terms of the Indenture, the Trustee by notice to Verigy, or the holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to Verigy and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including additional interest, if any, on all the Notes to be due and payable. In the case of certain events of bankruptcy, insolvency or reorganization involving Verigy, 100% of the principal of and accrued and unpaid interest, including additional interest, if any, on the Notes will automatically become due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately.

The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the text of the Indenture and related form of note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Items 1.01 and 3.02 hereof are incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Items 1.01 and 2.03 hereof, which are incorporated by reference into this Item 3.02, Verigy issued $138 million aggregate principal amount of the Notes to the Initial Purchasers on July 15, 2009 in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Verigy offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers are initially offering the Notes to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act. Verigy relied on these exemptions from registration based in part on representations made by the Initial Purchasers.

The Notes and the Ordinary Shares issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes are convertible into Ordinary Shares as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1

Purchase Agreement, dated as of July 9, 2009, among Verigy Ltd. and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and, for certain limited purposes, J.P. Morgan (S.E.A.) Limited and Morgan Stanley Asia

(Singapore) Pte.

4.1	Indenture, dated as of July 15, 2009, between Verigy Ltd. and U.S. Bank National Association, as trustee.

4.2	Form of Note for Verigy Ltd.’s 5.25% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verigy Ltd.

By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel Vice President and General Counsel

Date: July 15, 2009

Exhibit Index

Exhibit Number	Description
1.1

Purchase Agreement, dated as of July 9, 2009, among Verigy Ltd. and J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and, for certain limited purposes, J.P. Morgan (S.E.A.) Limited and Morgan Stanley Asia

(Singapore) Pte.

4.1	Indenture, dated as of July 15, 2009, between Verigy Ltd. and U.S. Bank National Association, as trustee.

4.2	Form of Note for Verigy Ltd.’s 5.25% Convertible Senior Notes due 2014 (incorporated by reference to Exhibit 4.1 hereto).